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EXHIBIT 10.1

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                              AGREEMENT AND PLAN OF
                                     MERGER

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                                GURY HITECK LTD.

                                       AND

                           BIODIESEL INDUSTRIES, INC.


                                                                   01 APRIL 2002

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                          AGREEMENT AND PLAN OF MERGER
================================================================================

                                        I

                                     PARTIES
                                     -------

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into effective as of the 1st day of April, 2002, by and between GURY HiTECK LTD., a Delaware corporation ("Gury"); AND, BIODIESEL INDUSTRIES, INC., a Nevada corporation ("Biodiesel"). Gury and Biodiesel are sometimes referred to collectively herein as the "Parties", and each individually as a "Party".


                                       II

                                    RECITALS
                                    --------

         A. The Board of Directors of Biodiesel has deemed it advisable, and in the best interests of Biodiesel and its stockholders, that Biodiesel and Gury consummate the business combination and other transactions provided for herein in order to advance the long-term strategic business interests of Biodiesel.

         B. The Board of Directors of Gury has deemed it advisable, and in the best interests of Gury and its stockholders, that Gury and Biodiesel consummate the business combination and other transactions provided for herein in order to advance the long-term strategic business interests of Gury.

         C. The respective Boards of Directors of Biodiesel and Gury have approved, in accordance with applicable provisions of Nevada General Corporation Law and Delaware General Corporation Law, respectively, this Agreement and the transactions contemplated hereby, including the Merger.

         D. The Board of Directors of Gury has resolved to recommend to its stockholders approval and adoption of this Agreement, approval of the Merger, and approval of the issuance of shares of Gury in connection with the Merger.

         E. The Board of Directors of Biodiesel has resolved to recommend to its stockholders approval and adoption of this Agreement and approval of the Merger.

         F. The Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         G. The Parties desire to enter into a transaction under which Biodiesel would merge into Gury. As a result of the Merger, (i) Gury would acquire and

                                       1
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assume all of the assets, business, obligations, and liabilities of Biodiesel, as provided for and qualified herein; (ii) Biodiesel Stockholders will receive capital stock in Gury in exchange for all of the issued and outstanding capital stock in Biodiesel; and, (iii) Biodiesel would disappear and cease to be an active corporation.

         H. For United States federal income tax purposes, and for purposes of state tax reporting, the Parties intend that the Merger qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code, and the Parties further intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 354(a) of the Code.

         I. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                       III

                                   DEFINITIONS
                                   -----------

         The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them.

         3.1 BIODIESEL OPTIONHOLDERS. Persons holding an option to acquire Biodiesel Shares.

         3.2 BIODIESEL SHARE(S). Any share(s) of the Common Stock, $.001 par value per share, of Biodiesel.

         3.3 BIODIESEL STOCKHOLDER. Any Person who or which holds any Biodiesel Shares.

         3.4 CODE. The Internal Revenue Code of 1986, as amended from time to time.

         3.5 CONFIDENTIAL INFORMATION. Any information concerning the businesses and affairs of a respective Party that is not already generally available to the public.

         3.6 DELAWARE GENERAL CORPORATION LAW. The General Corporation Law of the State of Delaware, as amended.

         3.7 DISSENTING SHARE. The shares held by a Dissenting Shareholder.

         3.8 DISSENTING SHAREHOLDER. Any holder of Biodiesel Shares or Gury Shares who has made and perfected a demand for payment of the value of said shares in accordance with all applicable dissenters' or appraisal rights statutes, as applicable, and who has not effectively withdrawn or lost the right to such payment.

         3.9 GURY OPTIONHOLDERS. Persons holding an option to acquire Gury
Shares.

         3.10 GURY SHARE(S). Any share(s) of the Common Stock, $.001 par value per share, of Gury.

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         3.11 GURY STOCKHOLDER. Any person who or which holds any Gury Shares.

         3.12 INTELLECTUAL PROPERTY ASSETS. Comprised of the following of
Biodiesel:

                  (a) Biodiesel's full legal name and all derivations thereof used by Biodiesel, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the "Marks");

                  (b) All patents, patent applications, and inventions and discoveries that may be patentable (collectively, the "Patents");

                  (c) All copyrights in both published works and unpublished works (collectively, the "Copyrights");

                  (d) All rights in mask works (collectively, the "Rights in Mask Works"); and

                  (e) All know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Biodiesel as licensee or licensor (collectively, the "Trade Secrets").

         3.13 IRS. The Internal Revenue Service.

         3.14 KNOWLEDGE. Actual knowledge after reasonable investigation

         3.15 NEVADA GENERAL CORPORATION LAW. The General Corporation Law of the State of Nevada, as amended.

         3.16 ORDINARY COURSE OF BUSINESS. The ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         3.17 PERSON. Any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity.

         3.18 REQUISITE GURY STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of Gury Shares in favor of this Agreement and the Merger.

         3.19 REQUISITE BIODIESEL STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of Biodiesel Shares in favor of this Agreement and the Merger.

         3.20 SEC. The Securities and Exchange Commission.

         3.21 SECURITIES ACT. The Securities Act of 1933, as amended.

         3.22 SECURITIES EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

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         3.23 SECURITY INTEREST. Any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         3.24 SUBSIDIARY. Any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         3.25 SURVIVING CORPORATION. The corporate entity of Gury as existing immediately after the Merger.


                                       IV

                                   THE MERGER
                                   ----------

         4.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Biodiesel will merge with and into Gury (the "Merger") at the Effective Date. Gury shall be the corporation surviving the Merger, and is sometimes referred to herein as the Surviving Corporation.

         4.2 EFFECT OF MERGER.

                  4.2.1. GENERAL. The Merger shall become legally effective at the time Gury and Biodiesel file the Certificate of Merger with the Secretary of State of the State of Delaware, which shall be referred to herein as the "Effective Date". The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of either Gury or Biodiesel in order to carry out and effectuate the transactions contemplated by this Agreement.

                  4.2.2. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Gury in effect at and as of the Effective Date shall be identical to that Amended and Restated Certificate of Incorporation attached hereto as Exhibit 4.2.2., incorporated herein by reference (the "Amended Certificate"). The Amended Certificate shall remain the Certificate of Incorporation of the Surviving Corporation without any further modification or amendment until thereafter amended in accordance with Delaware General Corporate Law and as provided in the Amended Certificate and the Amended Bylaws.


                  4.2.3. BYLAWS. The Bylaws of Gury in effect at and as of the Effective Date shall be identical to the Amended and Restated Bylaws attached hereto as Exhibit 4.2.3., incorporated herein by reference (the "Amended Bylaws"). The Amended Bylaws shall remain the Bylaws of the Surviving Corporation without any further modification or amendment until thereafter

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amended in accordance with Delaware General Corporate Law and as provided in the
Amended Certificate and the Amended Bylaws.

                  4.2.4. DIRECTORS AND OFFICERS. Each and every one of the directors and officers of Gury in office at and as of the Effective Date will resign their respective position(s) as of and on the Effective Date. As part of the Merger, and as of the Effective Date, the directors and officers of Gury shall be the same as listed on Exhibit 4.2.4., attached hereto and incorporated herein by reference, and they shall serve until their respective successors are duly elected or appointed and qualified.

         4.3 CONVERSION OF BIODIESEL SHARES. Subject to the terms and conditions of this Agreement, at the Effective Date, by virtue of the Merger and without any action on the part of the Parties, the following shall occur:

                  4.3.1. CONVERSION RATIO. At and as of the Effective Date, (i) each Biodiesel Share (other than any Dissenting Share) shall be converted into the right to receive **2.277**) Gury Shares (the ratio of **2.277** Gury Shares to one (1) Biodiesel Share is referred to herein as the "Conversion Ratio"); and, (ii) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law or Nevada General Corporation Law, as appropriate. No Biodiesel Share shall be deemed to be outstanding or to have any rights other than those set forth on Schedule 4.3.1. (attached hereto and incorporated herein by reference), which Biodiesel represents is all of the issued and outstanding Biodiesel Shares.

                  4.3.2. STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLANS. At the Effective Date, all Biodiesel Options shall be assumed by Gury in accordance with Article VI, below.

                  4.3.3. FRACTIONAL SHARES. No fraction of a share of Gury Shares will be issued by virtue of the Merger. In lieu thereof, each holder of Biodiesel Shares who would otherwise be entitled to a fraction of a share of Gury Shares (after aggregating all fractional shares of Gury Shares that otherwise would be received by such holder) shall receive from Gury a total number of Gury Shares, after applying the Conversion Ratio, rounded to the closest whole number.

         4.4 HOLDERS OF GURY SHARES. Each Gury Share issued and outstanding at and as of the Effective Date will remain issued and outstanding, with the total number of Gury Shares and all Gury Stockholders, as of the Effective Date, to be reflected on Schedule 4.4, attached hereto and incorporated herein by reference.


/ / / / /
/ / / / /
/ / / / /
                                        V

                             SHARE AND CASH ISSUANCE
                             -----------------------

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         5.1 ISSUANCE OF GURY SHARES. At the Closing, Gury shall issue share certificates of Gury Shares in a total amount equal to the Conversion Ratio times the number of outstanding Biodiesel Shares (other than any Dissenting Shares). The Gury Shares shall be issued hereunder to each record holder of outstanding Biodiesel Shares, in the form of a share certificate representing the number of Gury Shares to which he is entitled, in exchange for his surrender of his share certificates which represented his Biodiesel Shares.

         5.2 ISSUANCE OF CASH FOR DISSENTING SHARES. Despite anything in this Agreement to the contrary, each Dissenting Shareholder will have, by virtue of the Merger and without further action on the part of the Dissenting Shareholder, the right to receive and be paid the payment and no further rights other than those provided by applicable dissenters' or appraisal rights statutes. The Parties will give their respective shareholders prompt written notice of all written demands for payment, withdrawals of demand, and other written communications pursuant to all applicable dissenters' or appraisal rights statutes. After the amount of the payment has been agreed on or finally determined pursuant to the applicable dissenters' or appraisal rights statutes, all Dissenting Shareholders entitled to the payment pursuant to the applicable dissenters' or appraisal rights statutes will receive such payment from Gury, and the Dissenting Shares will thereupon be canceled.


                                       VI

                      TREATMENT OF BIODIESEL STOCK OPTIONS
                      ------------------------------------
                               AND RELATED RIGHTS
                               ------------------

         6.1 STOCK OPTIONS.

                  6.1.1. BIODIESEL OPTIONHOLDERS. The number of Biodiesel Shares subject to outstanding options to purchase said shares as of the Closing is reflected on Schedule 7.3. The holders of these options and the number of Biodiesel Shares each has an option to acquire is also reflected on Schedule
7.3. Pursuant to the Merger, and with no further action required of any Biodiesel Optionholders, each such Biodiesel Optionholder shall be granted an option to acquire that number of Gury Shares equal to the number of Biodiesel Shares he was entitled to acquire multiplied by the Conversion Factor, on substantially the same terms and conditions.

                  6.1.2. GURY OPTIONHOLDERS. The number of Gury Shares subject to outstanding options to purchase said shares as of the Closing is reflected on
Schedule 8.3. The holders of these options and the number of Gury Shares each has an option to acquire is also reflected on Schedule 8.3. Pursuant to the Merger, and with no further action required of any Gury Optionholders, the rights and preferences of each such each such Gury Optionholder shall be continued and substantially unaffected by the Merger.

         6.2 RELATED RIGHTS. The rights and preferences of all affected Persons under similar or related plans or arrangements, such as stock appreciation, phantom stock, profit participation or other similar rights, shall remain substantially unaffected by the Merger.

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                                       VII

                   REPRESENTATIONS AND WARRANTIES BY BIODIESEL
                   -------------------------------------------

         Biodiesel hereby represents and warrants to Gury as follows:

         7.1 GENERALLY. Biodiesel represents and warrants to Gury that the statements contained in this Article VII are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VII), except as expressly set forth to the contrary herein and in Schedules attached to this Agreement, corresponding to the lettered and numbered paragraphs contained in this Article VII.

         7.2 ORGANIZATION AND QUALIFICATION. Biodiesel is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Biodiesel is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

         7.3 CAPITALIZATION. The entire authorized capital stock of Biodiesel consists of ten million (10,000,000) Biodiesel Shares, the number of shares of which are issued and outstanding as of the Closing is reflected on Schedule 7.3, attached hereto and incorporated herein by reference. All of the issued and outstanding Biodiesel Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Other than as reflected Schedule 7.3, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Biodiesel to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Biodiesel, other than as reflected on Schedule 7.3.

         7.4 AUTHORIZATION.

                  7.4.1. OPERATION OF BUSINESS. Biodiesel has the requisite corporate power and authority and all requisite licenses, permits and franchises necessary to own and operate its properties and to carry on its business as now being conducted. Biodiesel is also duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction in which it owns or leases properties, or conducts any business, so as to require qualification.

                  7.4.2 EXECUTION OF AGREEMENT. Biodiesel has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement and each of the Settlement Documents to which it is a party, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations have been secured which are necessary to authorize the execution, delivery and performance by Biodiesel of this Agreement, and each of the Settlement Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Biodiesel and constitutes the valid and binding obligations of Biodiesel, enforceable in accordance with the respective terms, PROVIDED, HOWEVER, that Biodiesel cannot consummate the Merger unless and until it receives the Requisite Biodiesel Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Biodiesel, enforceable in accordance with its terms and conditions.

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         7.5 EFFECT OF AGREEMENT. As of the Closing, the consummation by
Biodiesel of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will comply with all applicable law and will not:

                  (a) Violate any judgment, order, writ or decree of any court or administrative body applicable to Biodiesel;

                  (b) Accelerate or constitute an event entitling the holder of any indebtedness of Biodiesel to accelerate the maturity of such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness; or

                  (c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or other properties of Biodiesel under any agreement, commitment, contract (written or oral) or other instrument to which Biodiesel is a party, or by which its assets or other properties are bound or affected.

         7.6 FINANCIAL STATEMENTS. The financial statements of Biodiesel dated 31 December 2001 (the "Financial Statements"), which have been previously delivered by Biodiesel to Gury, are true, complete and accurate in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of Biodiesel as of the date thereof. Except to the extent reflected and reserved against in the Financial Statements, Biodiesel did not have, as of the date of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those obligations that are not required by generally accepted accounting principles to be included in the Financial Statements.

         7.7 CHANGES IN FINANCIAL CONDITION. Since the date of the Financial Statements, there has not been:

                  (a) Any material change in the condition (financial or otherwise) or business of Biodiesel, except changes in the ordinary course of business, none of which has been materially adverse;

                  (b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, assets, business or prospects of Biodiesel;

                  (c) Any change in the accounting methods or practices followed by Biodiesel or any change in the depreciation or amortization policies or rates adopted by Biodiesel (whether or not presently outstanding), except liabilities incurred, and obligations under agreements entered into, in the ordinary course of business; or

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                  (d) Any sale, lease, abandonment or other disposition by
Biodiesel, other than in the ordinary course of business, of any machinery, equipment or other operating properties directly or indirectly related to Biodiesel.

         7.8 TITLE TO ASSETS. Biodiesel has good and marketable title to all of its assets, free and clear of all liens, mortgages, conditional sale and other title retention agreements, pledges, assessments, tax liens and other encumbrances of any nature, except as expressly disclosed on Schedule 7.8, attached hereto and incorporated herein by reference.

         7.9 CONDITION OF ASSETS. The assets of Biodiesel are in good operating condition and repair, subject to reasonable wear and tear, constitute all of the assets used in the conduct of the business, and are sufficient for the proper operation of the ordinary course of business.

         7.10 INTELLECTUAL PROPERTY ASSETS. The Intellectual Property Assets are all those necessary for the operation of the business of Biodiesel as it is currently conducted, and are listed on Schedule 7.10, attached hereto and incorporated herein by reference. Biodiesel is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets. To the extent that any employee or former employee of Biodiesel has developed or invented or otherwise produced any of the Intellectual Property Assets, all such former and current employees of Biodiesel have executed written contracts that assign to Biodiesel all rights to any inventions, improvements, discoveries, or information relating to the Intellectual Property Assets. No such employee or former employee has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Biodiesel. With regard to different aspects of the Intellectual Property Assets:

                  7.10.1. PATENTS.

                           (i) All of the issued Patents are currently in
compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (ii) No Patent has been or is now involved in any
interference, reissue, reexamination, or opposition proceeding. To Biodiesel's Knowledge, there is no potentially interfering patent or patent application of any third party.

                           (iii) No Patent is infringed or, to Biodiesel's
Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by Biodiesel infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (iv) All products made, used, or sold under the
Patents have been marked with the proper patent notice.

                  7.10.2. TRADEMARKS.

                           (i) All Marks that have been registered with the
United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (ii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Biodiesel's Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (iii) To Biodiesel's Knowledge, there is no
potentially interfering trademark or trademark application of any third party.

                           (iv) No Mark is infringed or, to Biodiesel's
Knowledge, has been challenged or threatened in any way. None of the Marks used by Biodiesel infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                           (v) All products and materials containing a Mark bear
the proper federal registration notice where permitted by law.

                  7.10.3. COPYRIGHTS.

                           (i) All the Copyrights have been registered and are
currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                           (ii) No Copyright is infringed or, to Biodiesel's
Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                           (iii) All works encompassed by the Copyrights have
been marked with the proper copyright notice.

                  7.10.4 TRADE SECRETS.

                           (i) With respect to each Trade Secret, the
documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii) Biodiesel has taken all reasonable precautions
to protect the secrecy, confidentiality, and value of the Trade Secrets.

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                           (iii) Biodiesel has good title and an absolute (but
not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Biodiesel's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of Biodiesel. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         7.11 LITIGATION. Except as set forth in Schedule 7.11, attached hereto and incorporated herein by reference, there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or to the best knowledge of Biodiesel, threatened against Biodiesel (or in which Biodiesel is plaintiff or otherwise a party thereto), and, to the best knowledge of Biodiesel, there are no facts existing which might result in any such claim, action, suit, arbitration, investigation, hearing, notice of claim or other legal, administrative or governmental proceeding. Biodiesel has not waived any statute of limitations or other affirmative defense with respect to any of its liabilities. There is no continuing order, injunction or decree of any court, arbitrator or governmental or administrative authority to which Biodiesel is a party or to which it or any of its assets are subject. Biodiesel has not been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or regulatory body from engaging in or continuing any conduct or practice.

         7.12 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 7.12, attached hereto and incorporated herein by reference, Biodiesel is not a party to any written or oral (i) contract with any labor union, (ii) bonus, pension, profit-sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, insurance or other plan providing employees benefits, (iii) employment, agency, consulting or similar contract which cannot be terminated by it in one hundred twenty (120) days or less, without cost, or
(iv) any other plan, agreement or arrangement governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         7.13 PERMITS AND LICENSES. Biodiesel has all licenses and permits (federal, state and local) required by governmental authorities to own, operate and carry on its business as now being conducted, and such licenses and permits are in full force and effect. No violations are or have been recorded in respect to the licenses or permits, included but not limited to fire and health and safety law violations, and no proceeding is pending or threatened looking toward the revocation or limitation of any of them.

         7.14 CUSTOMERS AND SUPPLIERS. The books and records of Biodiesel contain a correct and complete list of each of the customers and suppliers of Biodiesel who have dealt with Biodiesel since its inception (the "Customers and Suppliers"). Biodiesel has taken all commercially reasonable steps to maintain the confidentiality of the Customers. To Biodiesel's best knowledge:

                  (a) None of the Customers or Suppliers, or any other Person or entity having material business dealings with Biodiesel will or may cease to continue such relationship with Gury;

                  (b) None of the Customers or Suppliers, or any other Person or entity having material business dealings with Biodiesel will or may substantially reduce the extent of such relations with Biodiesel at any time from or after the Closing;

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                  (c) There are no other existing or contemplated material
modification or change in the business relationship of any Customers or Suppliers with Biodiesel;

                  (d) There are no existing conditions or state of facts or circumstances which have materially affected adversely, or will materially adversely affect, the relationship of Biodiesel with Customers or Suppliers after it is acquired by Gury, or which has prevented or will prevent such business from being carried on by the Surviving Corporation, after the Closing, in essentially the same manner as it is currently carried on.

         7.15 LEASES AND SIMILAR AGREEMENTS. Except as set forth in Schedule 7.15, attached hereto and incorporated herein by reference, Biodiesel is not a party to, nor are any of its assets bound by or subject to, any leases or other similar agreements or instruments, whether as lessor or lessee. With regard to all such disclosed leases and similar agreements, Biodiesel has delivered to Gury any and all consents or waivers of other parties necessary for the continuation of the leases and similar agreements upon the same terms and conditions in effect as of the Closing.

         7.16 MATERIAL AGREEMENTS. Except as set forth in Schedule 7.16, attached hereto and incorporated herein by reference, Biodiesel is not a party to, nor are any of its assets bound by or subject to, any of the following:

                  (a) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefore), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of Biodiesel's business in conjunction with sales agreements;

                  (b) agreement or other arrangement for the sales of goods or services by Biodiesel to any government or governmental authority (other than pursuant to open purchase orders issued by such entities);

                  (c) agreement with any vendor, distributor, dealer, sales agent or representative other than contracts or orders for the purchase or sale of goods made in the usual and ordinary course of business at an aggregate price per contract or order of less than $10,000 and a terms of less than ninety days under any such contract or order;

                  (d) agreement with any supplier or customer with respect to discounts (other than those reflected on Biodiesel's current price lists) or allowances or extended payment terms;

                  (e) joint venture or partnership agreement with any other Person;

                  (f) agreement which restricts Biodiesel from doing business anywhere in the world; or

                  (g) long-term services agreement.

         7.17 EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 7.17, attached hereto and incorporated herein by reference, Biodiesel is not a party to any employment agreement, independent contractor agreement, or similar arrangement or agreement, whether it be reduced to written form or an oral promise.

         7.18 RESTRICTIVE COVENANTS. Schedule 7.18, attached hereto and incorporated herein by reference, represents a list of all restrictive covenant agreements and arrangements held by Biodiesel with regard to its business. All of such contracts are hereunder assigned to Gury, and Biodiesel has the requisite power and ability to so assign all said contracts, copies of which are also attached hereto as part of Schedule 7.18.

         7.19 ACCOUNTS RECEIVABLE. All accounts receivable of Biodiesel arose from valid sales transactions in the ordinary course of business and represent valid obligations due Biodiesel, and represent valid obligations due Biodiesel, and are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

         7.20 INSURANCE POLICIES. All insurance policies maintained by Biodiesel on its assets, business, officers and personnel provide adequate and sufficient liability and property damage coverage commensurate with the business practices of Biodiesel. Biodiesel does not conduct any business which would result in the cancellation of, or a material increase in the premiums, for any of its insurance policies.

         7.21 ENVIRONMENTAL MATTERS. To the best knowledge of Biodiesel, with regard to matters of environmental compliance:

                  (a) Biodiesel has conducted and is conducting its business, and has used and is using its properties, whether currently owned, operated or leased or owned, operated or leased by Biodiesel at any time in the past; and at the time of acquisition of any security interest, all properties in which Biodiesel has a security interest had always been used, in compliance with all applicable federal, and state and local environmental laws and regulations, except where the failure to comply with such laws and regulations, in the aggregate, has not had and could not have a material adverse effect on the condition (financial or otherwise), business or properties of Biodiesel.

                  (b) Neither Biodiesel nor any property currently owned, operated or leased or which has been owned, operated or leased by Biodiesel, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of such property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about such property, except where such investigations, actions, proceedings, notifications or infractions, in the aggregate, have not had and could not have a material adverse effect on the condition (financial or otherwise), business or properties of Biodiesel.

                  (c) Except as set forth in Schedule 7.21, attached hereto and incorporated herein by reference, there are no underground storage tanks or toxic or hazardous wastes, substances, or materials, or pollutants or contaminants, including asbestos, presently located on or under any property which is currently or has been owned, operated or leased by Biodiesel; there were no underground storage tanks or toxic or hazardous wastes, substances, or materials, or pollutants or contaminants, including asbestos, located on or under any property in which Biodiesel or Biodiesel has or had an interest. As used herein, the terms toxic or hazardous wastes, substances or materials, pollutants and contaminants mean any material which is or becomes during the term of this Agreement regulated or controlled as a hazardous or toxic waste or environmental pollutant under any federal, state or local law, ordinance, order, decree or regulation currently in effect and applicable to Biodiesel or any property owned, operated or leased by Biodiesel.

         7.22 OTHER ARRANGEMENTS. Biodiesel is not a party to any contract, commitment or agreement, nor are any of its assets subject to, or bound or affected by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which is not applicable to Biodiesel generally, which would, individually or in the aggregate, materially adversely affect Biodiesel. Biodiesel is also not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments contemplated by this Agreement, to any other Person as a result of the consummation of the transactions contemplated herein.

         7.23 UNDISCLOSED LIABILITIES. Biodiesel does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for
(i) liabilities set forth on the face of the balance sheet included as part of the Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the date of the Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         7.24 DISCLOSURE. No representation or warranty made by Biodiesel in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

         7.25 MATERIAL DEFAULTS. Biodiesel is not in material default, or alleged to be in default, under any material agreement, contract, lease, mortgage, commitment, instrument or obligation, and no other party to any agreement, contract, lease, mortgage, commitment, instrument or obligation to which Biodiesel is a party is in default thereunder, which default would materially and adversely affect the properties, assets, business or prospects of Biodiesel.

         7.26 TAX RETURNS AND DISPUTES. Biodiesel has filed all tax returns (federal, state and local) required to be filed by it, has paid all taxes shown to be due and payable on the returns or any assessments or penalties received by it and all other taxes (federal, state and local) due and payable by it. There are no audits pending and there are no present disputes as to taxes of any nature payable by Biodiesel.

         7.27 LACK OF FAIRNESS OPINION. The Board of Directors of Biodiesel has made a well informed, independent, good faith decision to not obtain any type of written opinion from a qualified professional that the Merger is fair, from a financial point of view.

                                      VIII

                     REPRESENTATIONS AND WARRANTIES BY GURY
                     --------------------------------------

         Gury hereby represents and warrants to Biodiesel as follows:

         8.1 GENERALLY. Gury represents and warrants to Biodiesel that the statements contained in this Article VIII are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VIII), except as expressly set forth to the contrary herein and in Schedules attached to this Agreement, corresponding to the lettered and numbered paragraphs contained in this Article VIII.

         8.2 ORGANIZATION AND QUALIFICATION. Gury is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Gury is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

         8.3 CAPITALIZATION. As of the Closing, the entire authorized capital stock of Gury will consist of two hundred fifty million (250,000,000) Gury Shares, of which five million nine hundred forty eight thousand two hundred eighty three (5,948,283) Gury Shares are issued and outstanding. All of the issued and outstanding Gury Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Other than as reflected on Schedule 8.3, attached hereto and incorporated herein by reference, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Gury to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Gury, other than as reflected on Schedule 8.3.

         8.4 AUTHORIZATION.

                  8.4.1. OPERATION OF BUSINESS. Gury has the requisite corporate power and authority and all requisite licenses, permits and franchises necessary to own and operate its properties and to carry on its business as now being conducted. Gury is also duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction in which it owns or leases properties, or conducts any business, so as to require qualification.

                  8.4.2 EXECUTION OF AGREEMENT. Gury has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement and each of the Settlement Documents to which it is a party, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations have been secured which are necessary to authorize the execution, delivery and performance by Gury of this Agreement, and each of the Settlement Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Gury and constitutes the valid and binding obligations of Gury, enforceable in accordance with the respective terms, provided, however, that Gury cannot consummate the Merger unless and until it receives the Requisite Gury Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Gury, enforceable in accordance with its terms and conditions.

         8.5 EFFECT OF AGREEMENT. As of the Closing, the consummation by Gury of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will comply with all applicable law and will not:

                  (a) Violate any judgment, order, writ or decree of any court or administrative body applicable to Gury;

                  (b) Accelerate or constitute an event entitling the holder of any indebtedness of Gury to accelerate the maturity of such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness; or

                  (c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or other properties of Gury under any agreement, commitment, contract (written or oral) or other instrument to which Gury is a party, or by which its assets or other properties are bound or affected.

         8.6 GURY FINANCIAL STATEMENTS. The financial statements of Gury dated 30 June 2001 (the "Gury Financial Statements"), which have been previously delivered by Gury to Biodiesel, are true, complete and accurate in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of Gury as of the date thereof. Except to the extent reflected and reserved against in the Gury Financial Statements, Gury did not have, as of the date of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those obligations that are not required by generally accepted accounting principles to be included in the Financial Statements.

         8.7 CHANGES IN FINANCIAL CONDITION. Since the date of the Gury Financial Statements, there has not been:

                  (a) Any material change in the condition (financial or otherwise) or business of Gury, except changes in the ordinary course of business, none of which has been materially adverse;

                  (b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, assets, business or prospects of Gury;

                  (c) Any change in the accounting methods or practices followed by Gury or any change in the depreciation or amortization policies or rates adopted by Gury (whether or not presently outstanding), except liabilities incurred, and obligations under agreements entered into, in the ordinary course of business; or

                  (d) Any sale, lease, abandonment or other disposition by Gury, other than in the ordinary course of business, of any machinery, equipment or other operating properties directly or indirectly related to Gury.

         8.8 LITIGATION. Except as set forth in Schedule 8.8, attached hereto and incorporated herein by reference, there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or to the best knowledge of Gury, threatened against Gury (or in which Gury is plaintiff or otherwise a party thereto), and, to the best knowledge of Gury, there are no facts existing which might result in any such claim, action, suit, arbitration, investigation, hearing, notice of claim or other legal, administrative or governmental proceeding. Gury has not waived any statute of limitations or other affirmative defense with respect to any of its liabilities. There is no continuing order, injunction or decree of any court, arbitrator or governmental or administrative authority to which Gury is a party or to which it or any of its assets are subject. Gury has not been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or regulatory body from engaging in or continuing any conduct or practice.

         8.9 LEASES AND SIMILAR AGREEMENTS. Except as set forth in Schedule 8.9, attached hereto and incorporated herein by reference, Gury is not a party to, nor are any of its assets bound by or subject to, any leases or other similar agreements or instruments, whether as lessor or lessee. With regard to all such disclosed leases and similar agreements, Gury has delivered to Biodiesel any and all consents or waivers of other parties necessary for the continuation of the leases and similar agreements upon the same terms and conditions in effect as of the Closing.

         8.10 MATERIAL AGREEMENTS. Except as set forth in Schedule 8.10, attached hereto and incorporated herein by reference, Gury is not a party to, nor are any of its assets bound by or subject to, any of the following:

                  (a) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefore), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of Gury's business in conjunction with sales agreements;

                  (b) agreement or other arrangement for the sales of goods or services by Gury to any government or governmental authority (other than pursuant to open purchase orders issued by such entities);

                  (c) agreement with any vendor, distributor, dealer, sales agent or representative other than contracts or orders for the purchase or sale of goods made in the usual and ordinary course of business at an aggregate price per contract or order of less than $10,000 and a terms of less than ninety days under any such contract or order;

                  (d) agreement with any supplier or customer with respect to discounts (other than those reflected on Gury's current price lists) or allowances or extended payment terms;

                  (e) joint venture or partnership agreement with any other Person;

                  (f) agreement which restricts Gury from doing business anywhere in the world; or

                  (g) long-term services agreement.

         8.11 EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 8.11, attached hereto and incorporated herein by reference, Gury is not a party to any employment agreement, independent contractor agreement, or similar arrangement or agreement, whether it be reduced to written form or an oral promise.

         8.12 OTHER ARRANGEMENTS. Gury is not a party to any contract, commitment or agreement, nor are any of its assets subject to, or bound or affected by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which is not applicable to Gury generally, which would, individually or in the aggregate, materially adversely affect Gury. Gury is also not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments contemplated by this Agreement, to any other Person as a result of the consummation of the transactions contemplated herein.

         8.13 UNDISCLOSED LIABILITIES. Gury does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for
(i) liabilities set forth on the face of the balance sheet included as part of the Gury Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the date of the Gury Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         8.14 DISCLOSURE. No representation or warranty made by Gury in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. Gury has disclosed to Biodiesel all material information known to it related to Gury.

         8.15 MATERIAL DEFAULTS. Gury is not in material default, or alleged to be in default, under any material agreement, contract, lease, mortgage, commitment, instrument or obligation, and no other party to any agreement, contract, lease, mortgage, commitment, instrument or obligation to which Gury is a party is in default thereunder, which default would materially and adversely affect the properties, assets, business or prospects of Gury.

         8.16 TAX RETURNS AND DISPUTES. Gury has filed all tax returns (federal, state and local) required to be filed by it, has paid all taxes shown to be due and payable on the returns or any assessments or penalties received by it and all other taxes (federal, state and local) due and payable by it. There are no audits pending and there are no present disputes as to taxes of any nature payable by Gury.

         8.17 LACK OF FAIRNESS OPINION. The Board of Directors of Gury has made a well informed, independent, good faith decision to not obtain any type of written opinion from a qualified professional that the Merger is fair, from a financial point of view.

                                       IX

                      CONDUCT OF BUSINESS PRIOR TO CLOSING
                      ------------------------------------

         9.1 OPERATION OF BUSINESS. From and after the execution of this Agreement, neither Biodiesel nor Gury will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, neither Party will:

                  (a) Authorize or effect any change in its charter or bylaws, except as otherwise contemplated under Sections 4.2.2. and 4.2.3., above.

                  (b) Grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding), other than (i) with regard to Gury, as otherwise anticipated under the Amended Certificate, and (ii) with regard to Biodiesel, the sale of Biodiesel Shares for no less than One Dollar ($1.00) per share;

                  (c) Declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (d) Issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (e) Impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (f) Make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (g) Make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; or

                  (h)      Commit to any of the foregoing.

         9.2 FULL ACCESS. Each Party will permit representatives of the other to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each Party. Each Party will treat and hold as such any Confidential Information it receives from the other in the course of the reviews contemplated by this
Section 9.2, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession.

         9.3 EXCLUSIVITY. Biodiesel will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of Biodiesel (including any acquisition structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that Biodiesel, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Biodiesel shall notify Gury immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         9.4 PRE-EXISTING INDEMNIFICATION AND EMPLOYMENT OBLIGATIONS. Gury, as the Surviving Corporation in the Merger, will observe any indemnification provisions and employment obligations (but only if in writing) now existing in the Certificate of Incorporation or Bylaws of Biodiesel for the benefit of any individual who served as a director or officer of Biodiesel at any time prior to the Effective Date, as well as all written agreements providing similar protections and rights to the same group.


                                        X

                              CONDITIONS PRECEDENT
                              --------------------

         10.1 MUTUAL OBLIGATIONS. The Parties agree as follows with respect to the period from and after the execution of this Agreement up to the Closing:

                  10.1.1. GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of all conditions for Closing established herein).

                  10.1.2. NOTICES AND CONSENTS. Each Party will give any notices to third parties, and will use its best efforts to obtain any third party consents the other reasonably may request in connection with the Merger.

                  10.1.3. REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein.

                  10.1.4. APPLICABLE GENERAL CORPORATION LAW. Biodiesel will, as soon as reasonably practicable, mail to all Biodiesel Stockholders all necessary paperwork and documentation to enable each Biodiesel Stockholder in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with Nevada General Corporation Law. Gury will, as soon as reasonably practicable, mail to all Gury Stockholders all necessary paperwork and documentation to enable each Gury Stockholder in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

                  10.1.5. NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties hereunder. No disclosure by any

Party pursuant to this Section 10.1.5., however, shall be deemed to amend or supplement the Schedules attached hereto or serve to prevent or cure any misrepresentation, breach of warranty, or breach of covenant hereunder.

                  10.1.6. CERTIFICATE OF MERGER. The Parties shall execute a Certificate of Merger (the "Merger Certificate") in the form of Exhibit 10.1.6., attached hereto and incorporated herein by reference. The Merger Certificate shall be filed with the Office of the Secretary State of Delaware as part of legal compliance with Delaware General Corporation Law.

                  10.1.7 COMPLETION OF SCHEDULES AND EXHIBITS. Each respective Party shall complete and deliver all Schedules and Exhibits to be completed by the respective Party, and attached hereto, to the reasonable satisfaction of the other Party.

         10.2 CONDITIONS TO OBLIGATION OF GURY. The obligation of Gury to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any or all of which Gury may waive if it executes a writing so stating at or prior to the Closing:

                  (a) This Agreement and the Merger shall have received the Requisite Biodiesel Stockholder Approval, which shall not be less than ninety-five percent (95%) of all Biodiesel Shares.

                  (b) Biodiesel shall have procured all necessary third party consents;

                  (c) The representations and warranties set forth in Article VII above shall be true and correct in all material respects at and as of the Closing Date;

                  (d) Biodiesel shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (e) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement;
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or, (iii) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of Biodiesel (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (f) this Agreement and the Merger shall have received the Requisite Gury Stockholder Approval; and

                  (g) all actions to be taken by Biodiesel in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Gury.

         10.3 CONDITIONS TO OBLIGATION OF BIODIESEL. The obligation of Biodiesel to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any or all of which Biodiesel may waive if it executes a writing so stating at or prior to the Closing.

                  (a) This Agreement and the Merger shall have received the Requisite Gury Stockholder Approval, which shall not be less than ninety-five percent (95%) of all Gury Shares.

                  (b) the representations and warranties set forth in Article VIII above shall be true and correct in all material respects at and as of the Closing Date;

                  (c) Gury shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement;
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or, (iii) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses of Biodiesel (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (e) this Agreement and the Merger shall have received the Requisite Biodiesel Stockholder Approval;

                  (f) all actions to be taken by Gury in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Biodiesel.


/ / / / /
/ / / / /
/ / / / /
                                       XI

                                   TERMINATION
                                   -----------

         11.1 TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Date;

                  (b) Gury may terminate this Agreement by giving written notice to Biodiesel at any time prior to the Effective Date (i) in the event Biodiesel has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and Gury has notified Biodiesel of the breach, and the breach has continued without cure for a period of ten (10) after the notice of breach; or, (ii) if the Closing shall not have occurred on or before the 1st day of May, 2002, by reason of the failure of any condition precedent under Section 10.2 hereof (unless the failure results primarily from Gury breaching any representation, warranty, or covenant contained in this Agreement);

                  (c) Biodiesel may terminate this Agreement by giving written notice to Gury at any time prior to the Effective Date (i) in the event Gury has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and Biodiesel has notified Gury of the breach, and the breach has continued without cure for a period of ten (10) after the notice of breach; or, (ii) if the Closing shall not have occurred on or before the 1st day of May, 2002, by reason of the failure of any condition precedent under Section 10.3 hereof (unless the failure results primarily from Biodiesel breaching any representation, warranty, or covenant contained in this Agreement);

                  (d) Any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Gury Meeting or the Special Biodiesel Meeting in the event this Agreement and the Merger fail to receive the Requisite Gury Stockholder Approval or the Requisite Biodiesel Stockholder Approval, respectively.

         11.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to this Article XI, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained herein shall survive any such termination.

                                       XII

                                  CLOSING DATE
                                  ------------

         12.1 CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall have taken place on the 23rd day of April, 2002, at such place as the Parties may agree, or at such other time as the Parties may agree. The date on which the Closing occurs is also referred to herein as the "Closing Date".

         12.2 OBLIGATIONS OF BIODIESEL. At the Closing, Biodiesel shall deliver or cause to be delivered to Gury the following:

                  (a)      Executed Settlement Documents;

                  (b) Executed Board of Directors and Shareholders resolution authorizing the transactions contemplated hereunder and under the Settlement Documents;

                  (c) All share certificates representing ownership of all issued and outstanding Biodiesel Shares; and

                  (d) Any governmental and third party consents, approvals, and assurances necessary for the consummation of the transactions contemplated by this Agreement.

         12.3 OBLIGATIONS OF GURY. At the Closing, Gury shall deliver or cause to be delivered to Biodiesel:

                  (a) Share certificates representing twenty one million ninety eight thousand four hundred sixty eight (21,098,468) Gury Shares, endorsed pro rata in favor of the Biodiesel Shareholders, subject to the terms and conditions of this Agreement;

                  (b) Executed Settlement Documents;

                  (c) Executed Board of Directors and Shareholders resolution authorizing the transactions contemplated hereunder and under the Settlement Documents; and

                  (d) Any governmental and third party consents, approvals, and assurances necessary for the consummation of the transactions contemplated by this Agreement.


                                      XIII

                               REGULATORY FILINGS
                               ------------------

         13.1 REQUIRED FILINGS. The Parties shall coordinate and cooperate with one another and shall each use all reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental entity. As promptly as practicable after the date hereof, the Parties shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any governmental entity in connection with the Merger and the transactions contemplated hereby.


         13.2 EXCHANGE OF INFORMATION. Each of the Parties shall promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to Section 13.1, above. Except where prohibited by applicable legal requirements, each of the Parties shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any governmental entity by or on behalf of any Party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby, coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such Party with any governmental entity in connection with this Agreement or the transactions contemplated hereby. However, with respect to any such filing, presentation or submission, each of the Parties need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any governmental entity applicable to such Party requires such Party to restrict or prohibit access to any such properties or information.

         13.3 NOTIFICATION. Each of the Parties will notify the other promptly upon the receipt of: (i) any comments from any officials of any governmental entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any governmental entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable legal requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 13.1, above, the responsible Party will promptly inform the other of such occurrence and cooperate in filing with the applicable governmental entity such amendment or supplement.

         13.4 FORM SB-2 FILING AND SUBSEQUENT PUBLIC OFFERING. It is the intent of the Parties that the Merger be entered into in order to effect a filing of Form SB-2 with the SEC as soon as practical, to be followed immediately thereafter, upon issuance of all necessary approvals, by a public issuance of additional shares of Gury Shares. All work reasonably related to these transactions are to be undertaken by the Parties upon execution hereof, with the provisions of this Article XIII to specifically apply to these actions. This
Section 13.4, and all actions reasonably taken in pursuit of this Section, shall not be in violation of this Agreement, notwithstanding any provision herein to the contrary.


                                       XIV

                      ADDITIONAL OBLIGATIONS AND AGREEMENTS
                      -------------------------------------

         14.1 SURVIVAL OF REPRESENTATIONS. All of the covenants, agreements, representations, and warranties made by each Party in this Agreement, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of five (5) years.


         14.2 BROKERS. Each Party represents and warrants that if it has entered into any deal, arrangement, or commitment with any broker or finder who has acted for it in connection with this Agreement or the transactions contemplated hereby, that the Party entering into the deal, arrangement, or commitment will be solely responsible thereunder, and that the other Party will have no obligation thereunder. Each Party agrees to indemnify and hold harmless the other Party with respect to any claim for any brokerage or finder's fee or other commission.

         14.3 SETTLEMENT DOCUMENTS. Concurrent with the execution hereof, the Parties shall execute a number of additional agreements, among these being the Key Employees Confirmation and the Merger Certificate. The foregoing documents, together with this Agreement and any other agreements referenced herein or attached hereto as Exhibits, will be referred to herein as the "Settlement Documents".

         14.4 EXPENSES. All costs and expenses incurred in effecting the Merger in the manner prescribed by this Agreement shall be borne by the Parties in the following manner:

                  (a) Gury shall bear the costs and expenses incurred in connection with its due diligence investigation conducted in connection with the Merger;

                  (b) Surviving Corporation shall bear the costs and expenses incurred in connection with the due diligence investigation conducted by Biodiesel in connection with the Merger;

                  (c) The cost of drafting and recording, where required, all instruments other than this Agreement, and the agreements referenced herein, necessary to convey the business of Biodiesel shall be paid by Surviving Corporation.

                  (d) Each Party shall pay their own costs and expenses of attorneys' fees; and

                  (e) Any and all other costs and expenses arising from the performance of this Agreement and the Merger shall be borne by the Party incurring said expense.

         14.5 BOOKS AND RECORDS. Biodiesel shall deliver to Gury all books and records of Biodiesel reasonably related to the conduct of its business.

         14.6 RIGHT OF ENDORSEMENT. After the Closing, Gury shall have the absolute and unconditional right and authority to endorse, without recourse, the name of Biodiesel on any check or any other evidence of indebtedness received by either Party on account of Biodiesel. After Closing, Biodiesel shall deliver to Gury a letter of instruction executed by Biodiesel sufficient to permit Gury to deposit such checks or other evidences of indebtedness in bank accounts in the name of Gury.

         14.7 TAXES.

                  14.7.1. PAYMENT OF TAXES: FILING OF RETURNS. Surviving Corporation shall be liable for the filing of all tax returns and reports and for the payment of all federal, state and local taxes of Biodiesel for any period ending on or prior to the Closing Date. Surviving Corporation shall remain so liable for the payment of all taxes attributable to or relating to said filings.

                  14.7.2. SALES TAXES. Surviving Corporation shall bear the responsibility for sales, use or other similar taxes, if any, arising out of the consummation of the Merger, but only up to that amount reflected on the attached Schedules as the estimated tax liability.

         14.8 KEY EMPLOYMENT AGREEMENTS. At the Closing, Surviving Corporation shall confirm, in writing (the "Key Employees Confirmation"), that the employment agreement between Biodiesel and each of the key employees noted on
Schedule 14.8, attached hereto and incorporated herein by reference, shall be continued in full force and effect with Surviving Corporation.

         14.9 PUBLIC DISCLOSURE. Without limiting any other provision of this Agreement, the Parties will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger, and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any other applicable national or regional securities exchange. The Parties have agreed to the text of the joint press release announcing the signing of this Agreement.

                                       XV

                                     NOTICES
                                     -------

         All notices, requests, demands and other communications required or permitted to be given hereunder shall be effected pursuant to Section 16.13, below, as follows:

If to Gury:                                                      With a copy to:
----------                                                       ---------------
Mr.                                                      Warren J. Soloski, Esq.
GURY HITECK LTD.                           LAW OFFICES OF WARREN J. SOLOSKI, LLP
                                                          11300 W. Olympic Blvd.
Suite                                                                  Suite 800
                                                  Los Angeles, California  90064

If to Biodiesel or Biodiesel Stockholders:                       With a Copy to:
-----------------------------------------                        ---------------
Mr. Russell Teall                                          Keith Rosenbaum, Esq.
BIODIESEL INDUSTRIES, INC.                               SPECTRUM LAW GROUP, LLP
111 Saguaro Lane                                     1900 Main Street, Suite 125
Marathon, Florida  33050                                Irvine, California 92614


                                       XVI

                              ADDITIONAL PROVISIONS
                              ---------------------

         16.1 EXECUTED COUNTERPARTS. This Agreement may be executed in any number of original, fax or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, as a defense to the formation of a contract.

         16.2 SUCCESSORS AND ASSIGNS. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

         16.3 SECTION HEADINGS. The section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

         16.4 SEVERABILITY. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

         16.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of Nevada, Clark County, shall be the sole jurisdiction and venue for the bringing of such action.

         16.6 ENTIRE AGREEMENT. This Agreement, and all references herein, contains the entire understanding among the Parties hereto and supersedes any and all prior written or oral agreements, understandings, and negotiations between them respecting the subject matter contained herein.

         16.7 ADDITIONAL DOCUMENTATION. The Parties hereto agree to execute, acknowledge and cause to be filed and recorded, if necessary, any and all documents, amendments, notices and certificates which may be necessary or convenient under the laws of the States of Nevada or Delaware.

         16.8 ATTORNEY'S FEES. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney's fees.

         16.9 AMENDMENT. This Agreement may be amended or modified only by a writing signed by all Parties.

         16.10 REMEDIES CUMULATIVE. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

         16.11 WAIVER. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

         16.12 ASSIGNABILITY. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

         16.13 NOTICES. All notices, requests and demands hereunder shall be in writing and delivered by hand, by facsimile transmission, by mail, by telegram or by recognized commercial over-night delivery service (such as Federal Express, UPS or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by facsimile transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid;
(d) if by telegram, upon telephone confirmation of receipt of same; or, (e) if by recognized commercial over-night delivery service, upon such delivery.

         16.14 TIME. All Parties agree that time is of the essence as to this Agreement.

         16.15 PROVISION NOT CONSTRUED AGAINST PARTY DRAFTING AGREEMENT. This Agreement shall be deemed to have been drafted by all Parties and, in the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

         16.16 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

         16.17 RECITALS. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

         16.18 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires consent or approval to be given by a Party, or a Party must or may exercise discretion, the Parties agree that such consent or approval shall not be unreasonably withheld, conditioned, or delayed, and such discretion shall be reasonably exercised. Except as otherwise provided herein, if no response to a consent or request for approval is provided within ten (10) days from the receipt of the request, then the consent or approval shall be presumed to have been given.

         16.19 NO THIRD PARTY BENEFICIARIES. This Agreement has been entered into solely by and between the Parties, solely for their benefit. There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

         16.20 BEST EFFORTS. The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

         16.21 DEFINITIONAL PROVISIONS. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words "hereof", "herein", "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to "Dollars" or "$" shall be construed as being United States dollars; and, (vi) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.


                                      XVII

                                    EXECUTION
                                    ---------

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties, and shall be effective as of and on the last date set forth below.

GURY:                                                BIODIESEL:
----                                                 ---------

GURY HiTECK LTD.,                           BIODIESEL INDUSTRIES, INC,
a Delaware corporation                      a Nevada corporation


BY: /s/ Mark A. Kieft                       BY: /s/ Russ Teall

NAME: Mark A. Kieft                         NAME: Russ Teall

TITLE: President                            TITLE: President

DATED: 4-1-02                               DATED: 4-1-02



BY: /s/ Mark L. Baum                        BY: /s/ Christy Teall

NAME: Mark L. Baum                          NAME: Christy Teall

TITLE: Secretary                            TITLE: Secretary

DATED: 4-1-02                               DATED: 4-1-02

                         INDEX OF EXHIBITS AND SCHEDULES
                         -------------------------------

         EXHIBITS
         --------

         Exhibit 4.2.2.             Amended Certificate
         Exhibit 4.2.3.             Amended Bylaws
         Exhibit 4.3.4.             Directors and Officers as of Effective Date
         Exhibit 10.1.6.            Merger Certificate
         Exhibit 14.8               Key Employment Agreements


         SCHEDULES
         ---------

         Schedule 4.3.1.            Holders of Biodiesel Shares
         Schedule 4.4               Holders of Gury Shares
         Schedule 7.3               Biodiesel Options and Similar Arrangements
         Schedule 7.8               Biodiesel Title to Assets
         Schedule 7.10              Biodiesel Intellectual Property Assets
         Schedule 7.11              Biodiesel Litigation
         Schedule 7.12              Biodiesel Employee Benefits
         Schedule 7.15              Biodiesel Leases and Similar Agreements
         Schedule 7.16              Biodiesel Material Agreements
         Schedule 7.17              Biodiesel Employment Agreements
         Schedule 7.18              Biodiesel Restrictive Covenants Agreements
         Schedule 7.21              Biodiesel Environmental Matters
         Schedule 8.3               Holders of Gury Shares
         Schedule 8.8               Gury Litigation
         Schedule 8.9               Gury Leases and Similar Agreements
         Schedule 8.10              Gury Material Agreements
         Schedule 8.11              Employment Agreements

                                 EXHIBIT 4.2.2.

                               AMENDED CERTIFICATE
                               -------------------

                                 EXHIBIT 4.2.3.

                                 AMENDED BYLAWS
                                 --------------

                                 EXHIBIT 4.3.4.

                   DIRECTORS AND OFFICERS AS OF EFFECTIVE DATE
                   -------------------------------------------

                                 EXHIBIT 10.1.6

                               MERGER CERTIFICATE
                               ------------------

                                  EXHIBIT 14.8

                            KEY EMPLOYMENT AGREEMENTS
                            -------------------------

                                 SCHEDULE 4.3.1.

                           HOLDERS OF BIODIESEL SHARES
                           ---------------------------

                                  SCHEDULE 4.4

                             HOLDERS OF GURY SHARES
                             ----------------------

                                  SCHEDULE 7.3

                   BIODIESEL OPTIONS AND SIMILAR ARRANGEMENTS
                   ------------------------------------------

                                  SCHEDULE 7.8

                            BIODIESEL TITLE TO ASSETS
                            -------------------------

                                  SCHEDULE 7.10

                     BIODIESEL INTELLECTUAL PROPERTY ASSETS
                     --------------------------------------

                                  SCHEDULE 7.11

                              BIODIESEL LITIGATION
                              --------------------

                                  SCHEDULE 7.12

                           BIODIESEL EMPLOYEE BENEFITS
                           ---------------------------

                                  SCHEDULE 7.15

                     BIODIESEL LEASES AND SIMILAR AGREEMENTS
                     ---------------------------------------

                                  SCHEDULE 7.16

                          BIODIESEL MATERIAL AGREEMENTS
                          -----------------------------

                                  SCHEDULE 7.17

                         BIODIESEL EMPLOYMENT AGREEMENTS
                         -------------------------------

                                  SCHEDULE 7.18

                   BIODIESEL RESTRICTIVE COVENANTS AGREEMENTS
                   ------------------------------------------

                                  SCHEDULE 7.21

                         BIODIESEL ENVIROMENTAL MATTERS
                         ------------------------------

                                  SCHEDULE 8.3

                             HOLDERS OF GURY SHARES
                             ----------------------

                                  SCHEDULE 8.8

                                 GURY LITIGATION
                                 ---------------

                                  SCHEDULE 8.9

                       GURY LEASES AND SIMILAR AGREEMENTS
                       ----------------------------------

                                  SCHEDULE 8.10

                            GURY MATERIAL AGREEMENTS
                            ------------------------

                                  SCHEDULE 8.11

                              EMPLOYMENT AGREEMENTS
                              ---------------------


                                       53